                                                                  EXHIBIT (k)(8)

                                                               February __, 2007

Eaton Vance Management
255 State Street
Boston, MA 02109

                    FORM OF ADDITIONAL COMPENSATION AGREEMENT

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated February __, 2007 (the "Underwriting Agreement"), by and among Eaton Vance Tax-Managed Global Diversified Equity Income Fund, a closed-end management investment company (the "Fund"), Eaton Vance Management ("Eaton Vance" or the "Adviser"), Rampart Investment Management Company, Inc. (the Sub-Advisor) and each of the respective Underwriters named therein, with respect to the issue and sale of the Fund's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), as described therein. Reference is also made to (i) the Investment Advisory Agreement, dated [__________] (the "Investment Advisory Agreement") between Eaton Vance and the Fund and (ii) the registration statement on Form N-2 regarding the Common Shares of the Fund (the "Registration Statement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

The Adviser hereby confirms its agreement with each Qualifying Underwriter (as defined in Section 1 hereof) with respect to the additional compensation referred to in the "Underwriting" section of the Registration Statement, payable by Eaton Vance to each of the Qualifying Underwriters. Eaton Vance agrees to pay to each Qualifying Underwriter additional compensation (collectively, the "Additional Compensation") as provided for in Section 3 hereof; provided, however, that such Additional Compensation shall not exceed an amount equal to [___]% per annum of the aggregate average daily gross assets of the Fund (including assets attributable to any preferred shares of the Fund that may be outstanding); and provided, further, that such payments shall not exceed the "Maximum Additional Compensation Amount" (as defined in Section 4 hereof). The Additional Compensation shall be payable as set forth in Section 3 hereof.

SECTION 1. Qualifying Underwriters. For the purposes of this Additional Compensation Agreement, each Underwriter (other than Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., UBS Securities LLC and Morgan Stanley & Co. Incorporated), which sells Common Shares of the Fund with an aggregate purchase price to the public of at least $50,000,000 shall be a "Class I Qualifying Underwriter" and each Underwriter (other than Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., UBS Securities LLC and Morgan Stanley & Co. Incorporated) which sells Common Shares of the Fund with an aggregate purchase price to the public of at least $100,000,000, shall be a "Class II Qualifying Underwriter"; provided, however, that the amounts required to qualify as a Class I Qualifying Underwriter or a Class II Qualifying Underwriter may be reduced with respect to any Underwriter in the sole discretion of Eaton Vance. Class I Qualifying Underwriters and Class II Qualifying Underwriters are referred to collectively herein as "Qualifying Underwriters." A Qualifying Underwriter which qualifies as a Class II Qualifying Underwriter shall not also be a Class I Qualifying Underwriter. Within 60 days following the Closing Date, the Qualifying Underwriters shall prepare or cause to be prepared and provide to the Adviser a chart listing each of the Qualifying Underwriters, which chart shall indicate the aggregate purchase price to the public of the Common Shares sold by each Qualifying Underwriter and the Pro Rata Percentage (as defined in Section 2 hereof) of each Qualifying Underwriter and shall be appended as Schedule A to this Additional Compensation Agreement. Such Schedule A shall be prepared in good faith by the Qualifying Underwriters and subject to verification by the Adviser.

SECTION 2. Pro Rata Percentage. Each Qualifying Underwriter shall be assigned a "Pro Rata Percentage," the numerator of which shall equal the aggregate purchase price to the public of the Common Shares sold by such Underwriter as set forth on Schedule A hereto and the denominator of which shall equal the aggregate purchase price to the public of all of the Common Shares purchased by the Underwriters pursuant to the Underwriting Agreement.

SECTION 3. Payment of Additional Compensation.

     (a) The Adviser shall pay the Additional Compensation, quarterly in arrears, to each Class I Qualifying Underwriter in an amount equal to the product of such Qualifying Underwriter's Pro Rata Percentage multiplied by 0.0250% of the aggregate average daily gross assets of the Fund for such quarter.

     (b) The Adviser shall pay the Additional Compensation, quarterly in arrears, to each Class II Qualifying Underwriter in an amount equal to the product of such Qualifying Underwriter's Pro Rata Percentage multiplied by 0.0375% of the aggregate average daily gross assets of the Fund for such quarter.

     (c) All fees payable hereunder shall be paid to each Qualifying Underwriter by wire transfer of immediately available funds within 15 days following the end of each calendar quarter to the bank account designated by such Qualifying Underwriter. At the time of each payment of Additional Compensation hereunder, the Adviser shall deliver to each Qualifying Underwriter receiving an installment of Additional Compensation a statement indicating the amount of the of the aggregate average daily gross asset value of the Fund for such quarter (including assets attributable to any preferred shares of the Fund that may be outstanding) on which such payment was based.

     (d) The initial payments of Additional Compensation hereunder shall be paid with respect to the calendar quarter ending [__________]. In the event that this Additional Compensation Agreement terminates prior to the end of a calendar quarter, the Additional Compensation required to be paid hereunder shall be due and payable within 15 days following the termination hereof and shall be pro-rated in respect of the period prior to such termination. Notwithstanding the foregoing, if any payment hereunder would otherwise fall on a day which is not a business day, it shall be due on the next day which is a business day. All fees payable hereunder shall be in addition to any fees paid by the Investment Adviser pursuant to the Underwriting Agreement.

SECTION 4. Maximum Additional Compensation Amount. The "Maximum Additional Compensation Amount" payable by the Investment Adviser hereunder shall be [___]% of the aggregate offering price of the Common Shares. A.G. Edwards & Sons, Inc. will receive additional compensation which will not exceed [___]% of the aggregate initial offering price of the Common Shares and [____________________] will receive additional compensation which will not exceed [___]% of the aggregate initial offering price of the Common Shares.

SECTION 5. Term. This Additional Compensation Agreement shall continue coterminously with and so long as the Investment Advisory Agreement, dated [__________], remains in effect between the Fund and the Adviser, or any similar investment advisory agreement with a successor in interest or affiliate of the Adviser remains in effect, as, and to the extent, that such investment advisory agreement is renewed periodically in accordance with the Investment Company Act of 1940, as amended. This Additional Compensation Agreement shall terminate on the earliest to occur of (a) with respect to any Qualifying Underwriter, the payment by Eaton Vance to such Qualifying Underwriter of the Maximum Additional Compensation Amount, (b) with respect to the Fund, the dissolution and winding up of the Fund and (c) with respect to the Fund, the date on which the Investment Advisory Agreement or other investment advisory agreement between the Fund and the Adviser or any successor in interest to the Adviser, including but not limited to an affiliate of the Adviser, shall terminate.

SECTION 6. Not an Investment Adviser. The Adviser acknowledges that the Underwriters are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund. No provision of this Additional Compensation Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of any Underwriter, and the Underwriters are not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.

SECTION 7. Not Exclusive. Nothing herein shall be construed as prohibiting any Underwriter or its respective affiliates from acting as such for any other clients (including other registered investment companies or other investment advisers).

SECTION 8. No Liability. Eaton Vance agrees that no Underwriter shall have liability to Eaton Vance or the Fund for any act or omission to act by such Underwriter in the course of its performance under this Additional Compensation Agreement, in the absence of gross negligence or willful misconduct on the part of such Underwriter. Eaton Vance agrees to indemnify and hold harmless each Underwriter and its respective officers, directors, agents and employees against any loss or expense arising out of or in connection with such Underwriter's performance under this Additional Compensation Agreement. This provision shall survive the termination, expiration or supersession of this Additional Compensation Agreement.

SECTION 9. Assignment. This Additional Compensation Agreement may not be assigned by any party without the prior written consent of each other party.

SECTION 10. Amendment; Waiver. No provision of this Additional Compensation Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

SECTION 11. Governing Law. This Additional Compensation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12. Counterparts. This Additional Compensation Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Additional Compensation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Adviser and the Qualifying Underwriters in accordance with its terms.

                                        Very truly yours,

                                        A.G. EDWARDS & SONS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [______________________________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


CONFIRMED AND ACCEPTED,
as of the date first above written:

EATON VANCE MANAGEMENT


By:
    ---------------------------------
Name:
      -------------------------------
Title:
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

                                   SCHEDULE A

                                                           AGGREGATE
                                                   PURCHASE PRICE TO PUBLIC    PRO RATA
    NAME OF QUALIFYING UNDERWRITER        CLASS      OF COMMON SHARES SOLD    PERCENTAGE
    ------------------------------      --------   ------------------------   ----------
A.G. Edwards & Sons, Inc.                 [__]             $[______]           [______]

                                          [__]             $[______]           [______]

                            Indemnification Agreement

                                                               February __, 2007

A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

In connection with the additional compensation payments made to A.G. Edwards &
Sons, Inc. and [         ] (each a "Bank" and together the "Banks") by the
undersigned (the "Company") as set forth in the Additional Compensation Agreement dated February __, 2007, between the Company and the Banks (the "Agreement"), in the event that a Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with or arising out of the Agreement, the Company agrees to indemnify, defend and hold each Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with or arising out of the Agreement (a "Covered Claim"), except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of a Bank. In addition, in the event that a Bank becomes involved in any capacity in any Proceeding which relates to a Covered Claim, the Company will reimburse the Bank for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders, on the one hand, and a Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in the Agreement but also the relative fault of the Company and its stockholders, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Banks are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by a Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by each Bank, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not a Bank is an actual or potential party to such Proceeding, without that Bank's prior written consent. For purposes of this Indemnification Agreement, a Bank shall include each Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

If any Proceeding is brought against a Bank in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Bank shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Bank and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to a Bank or otherwise, unless and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. Each Bank shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Bank unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or the Bank shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of a Bank), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless a Bank from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time a Bank shall have requested the Company to reimburse the Bank for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed a Bank in accordance with such request prior to the date of such settlement and (iii) the Bank shall have given the Company at least 30 days' prior notice of its intention to settle.

The Company agrees that neither the Banks nor any of their affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of a Covered Claim, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of a Bank in performing the Services.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND A BANK'S CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF THE BANKS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY

WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                        Very truly yours,

                                        EATON VANCE MANAGEMENT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted and agreed to as of
the date first above written:

A.G. EDWARDS & SONS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------